                      FIRST CITIZENS BANCSHARES, INC.
                           First Citizens Place
                      Dyersburg, Tennessee 38025-0370



 N O T I C E  O F  A N N U A L  M E E T I N G  O F  S H A R E H O L D E R S



                         WEDNESDAY, APRIL 20, 1994



TO:  Shareholders of First Citizens Bancshares, Inc.
     Dyersburg, Tennessee 38025-0370

     Notice is hereby given that the Annual Meeting of Shareholders of First Citizens Bancshares, Inc. will be held in the Annex of First Citizens National Bank, Dyersburg, Tennessee, on Wednesday, April 20, 1994 at 10:00 A.M. to consider and act upon the following proposals:

     1. The election of six directors for term of three years expiring in 1997.

     2. To consider and vote upon amendments to the Company's Charter (i) to increase the authorized shares of common stock to 2,000,000 shares, and (ii) to amend the par value of each share of common stock to $1.00 per share.

     3. Approval of Carmichael, Enoch and Associates as auditors for the year ending December 31, 1994.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on February 28, 1994 are entitled to notice of and to vote at the Annual Shareholders' Meeting.

     Please date, sign and return the enclosed Proxy immediately in the stamped envelope provided. It is important that you sign and return the Proxy, even though you plan to attend the meeting in person. You may revoke the Proxy at any time before the Proxy is exercised by giving written notice to the Company or by advising us at the meeting.

This 18th day of March, 1994.



                                     BY ORDER OF THE BOARD OF DIRECTORS





                                     Stallings Lipford
                                     Chairman & CEO

                      FIRST CITIZENS BANCSHARES, INC.
                               P.O. BOX 370
                     DYERSBURG, TENNESSEE  38025-0370

                              PROXY STATEMENT
                      ANNUAL MEETING OF SHAREHOLDERS
                              APRIL 20, 1994

                               SOLICITATION

     THE PROXY ACCOMPANYING THIS STATEMENT IS SOLICITED BY AND ON BEHALF
OF THE BOARD OF DIRECTORS OF FIRST CITIZENS BANCSHARES, INC. (the "Company" or "Holding Company") for use at the Annual Meeting of Shareholders to be held April 20, 1994, and any adjournment thereof. The time and place of the meeting is set forth in the accompanying Notice of Meeting.

     The expense of preparing, assembling, printing and mailing the Proxy Statement and the materials used in the solicitation of Proxies for the meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through use of the mail, but officers, directors and employees of the Holding Company and its subsidiary, First Citizens National Bank (the "Bank") may solicit Proxies personally or by telephone, without receiving special compensation therefor. Brokers, custodians, and other like parties will be requested to send Proxy material to beneficial owners of stock and will be reimbursed for their reasonable expenses. It is anticipated that this Proxy Statement and accompanying Proxy will be mailed to shareholders on or about March 18, 1994.

     All Proxies in the accompanying form which are properly executed and returned to management will be voted in accordance with directions given therein. Any Proxy delivered pursuant to this solicitation is revocable, at the option of the person executing same, at any time before it is exercised, by written notice delivered to Judy Long, Secretary of First Citizens Bancshares, Inc. Powers of Proxy holders will be suspended if the person executing the Proxy is present at the meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person, and voting in person at the meeting.

     IF NO INSTRUCTION IS SPECIFIED IN YOUR PROXY WITH RESPECT TO THE ELECTION OF DIRECTORS OR OTHER MATTERS ADDRESSED HEREIN, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS AND FOR THE PROPOSED AMENDMENTS TO THE CHARTER OF FIRST CITIZENS BANCSHARES, INC. AND FOR THE ELECTION OF CARMICHAEL, ENOCH & ASSOCIATES TO SERVE AS THE COMPANY'S AUDITORS FOR THE YEAR ENDING 12/31/94. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.

                             VOTING SECURITIES

     At the close of business December 31, 1993, there were 706,656 shares of Common Capital Stock, par value of $10.00, of First Citizens Bancshares, Inc. outstanding and entitled to vote, as the sole class of voting securities. On any matter submitted to a vote of the shareholders, each holder of the Holding Company's common stock will be entitled to one vote, in person or by proxy, for each share of common stock he or she held of record on the books of the Holding Company as of February 28, 1994.
Holders of common stock shall possess full voting rights for the election of Directors and for all other purposes. In connection with the election of Directors, shares may be voted cumulatively if a shareholder present at the Meeting gives notice at the Meeting prior to the voting for election of Directors, of his or her intention to vote cumulatively. If any share-holder of the company gives such notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for the election of Directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of Directors to be elected.

These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the Proxy Holder, in accordance with management's recommendation.

    Tennessee Law does not provide for Dissenters Rights of Appraisal when considering the matters as set forth herein. Holders of shares of Common Stock will be entitled to receive dividends if and when declared payable by the Board of Directors of First Citizens Bancshares, Inc. Shareholders of the Company are not entitled to preemptive rights to subscribe for or purchase securities. In the event of a liquidation, dissolution or winding up of the affairs of the Holding Company, assets and funds of the corporation shall be distributed, pro rata, among the holders of Common Stock according to their respective shares.

    The following table sets forth the number of shares of common capital stock owned by Directors, Nominees and Officers of First Citizens
Bancshares, Inc. as  of December 31, 1993:

                                            Amount and Nature of
                      Name of               Beneficial Ownership  Percent
Title of Class        Beneficial Owners     Direct   Indirect     of Class

Common Capital Stock   Directors, Nominees  62,384    45,019       15.19%
                       & Officers (18)

                             PRINCIPAL SHAREHOLDERS

    As of this date, persons or entities beneficially owning in excess of 5% of the Common Capital Stock of First Citizens Bancshares, Inc. are set forth in the following table:

                                          Beneficial Ownership     Percent
Title of Class    Name and Address        Direct     Indirect      of Class

Common Capital    Milton Eugene Magee
Stock             421 Lattawoods
                  Dyersburg, TN  38024    15,667     34,988 (1)      7.17%

Common Capital    Elizabeth Magee Taylor
Stock             1789 North Highland
                  Jackson, TN  38301      16,162     43,157 (2)      8.39%

Common Capital    First Citizens National
Stock             Bank Employee Stock
                  Ownership Plan & Trust 151,845                    21.49%

(1) Mr. Magee serves as co-trustee on various trusts with First Citizens National Bank and/or Elizabeth Magee Taylor representing 34,849 shares. Additionally, he serves as custodian for his children on a total of 139 shares.

(2) Mrs. Taylor serves as co-trustee on 34,849 shares with Milton Eugene Magee and/or First Citizens National Bank and on 40 shares with First Citizens National Bank for E.M. Taylor, Grantor. Also reported as beneficial ownership are 8,268 shares owned by Mrs. Taylor's spouse individually, through a trust and by virtue of an affiliated interest.

                              ELECTION OF DIRECTORS

    The maximum number of directors is fixed by the Company's Charter at twenty-two and may be altered only by an amendment to same. The Board of Directors may, by majority vote, increase the membership of the Board up to the maximum number set out in the Charter and by like vote appoint qualified persons to fill vacancies which might occur between shareholder meetings. The present Board of Directors consists of 18 members with one-third of the terms expiring in 1995, another one-third in 1996 and the remaining one-third in 1997.

    The following individuals have been nominated by the Board of Directors to serve a term of three years. Once elected, each Director shall serve the stated term or until his/her successor has met the necessary qualifications and has been elected. Should any nominee determine that he/she is unable to serve, the persons named in the accompanying proxy intend to vote for the balance of those named.

    The following information sets forth the name of each nominee, age, principal occupation for the past five years, name and business of the corporation or other organization with which he/she is affiliated, year of initial election to the Board, and beneficial ownership of Common Stock of the Company as of December 31, 1993. This information is also provided for continuing Directors whose terms expire in 1995 and 1996.

             NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 1997

    Eddie Eugene Anderson (46) is a partner in Anderson Farms. He was elected to the Board in 1984 and serves on the Community Reinvestment Act Committee. He beneficially owns 6,060 shares (.86%) of Common Capital Stock of the Company.

    E.H. Lannom, Jr. (69) is President of Forcum-Lannom, Inc., a building contractor and building materials distributor. He has served on the Board of the Company since his initial election in 1962. Mr. Lannom is a member of the Investment and Executive Committees. He beneficially owns 5,979 shares (.84%) of Common Capital Stock of the Company.

    Milton E. Magee (57) is a partner in Chic Farms. He was first elected to serve on the Board in 1969. Mr. Magee serves on the Investment and Executive Committees and beneficially owns 50,655 shares (7.17%) of Common Capital Stock of the Company.

    Mary F. McCauley (63) is a professor of English at Dyersburg State Community College. She was appointed to serve as Director of First Citizens Bancshares, Inc. on January 16, 1991 and serves on the Community Reinvestment Act Committee. Ms. McCauley beneficially owns 308 shares (.04%) of Common Capital Stock of the Company.

    G.W. Smitheal, III (38) is a partner in Smitheal Farms and Biesel and Smitheal Cattle Company. Mr. Smitheal was appointed to the Board in July, 1993 to serve the remainder of the unexpired term of Director G. W. Smitheal, Jr. Mr. Smitheal beneficially owns 303 shares (.04%) of Common Capital Stock of the Company.

    P.H. White, Jr. (62) is a partner in P.H. White Farms and a manufacturer and distributor of livestock insecticide applicators. Mr. White was initially elected to the Board in 1978. He is a member of the Investment and Executive Committees and beneficially owns 2,137 shares (.30%) of Common Capital Stock of the Company.

              CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1995

     William C. Cloar (57) is Vice President of Administration and Human Resources with Dyersburg Fabrics, Inc., a textile manufacturing plant. From October, 1983 until May, 1990 Mr. Cloar served Dyersburg Fabrics as Vice President of Data Processing. He was appointed to serve as Director of First Citizens Bancshares, Inc. on January 16, 1991. Mr. Cloar beneficially owns 3,392 shares (.48%) of Common Capital Stock of the Company.

     James Daniel Carpenter (44) is a partner in Flatt Heating & Air Conditioning. He was appointed to the Board in July, 1993. Mr. Carpenter beneficially owns 498 shares (.07%) of Common Capital Stock of the Company.

    Richard W. Donner (43) is Vice President of Sales with Dyersburg Fabrics, Inc., a textile manufacturing plant. Mr. Donner has been a Director since 1985 and presently serves on the Audit Committee. He owns beneficially 580 shares (.08%) of Common Capital Stock of the Company.

    John E. Heckethorn (76) retired, Heckethorn Manufacturing Company, a defense contractor and a manufacturer of automotive components. He serves as a member of the Community Reinvestment Act Committee. His initial election to the Board of Directors was in 1980. Mr. Heckethorn owns 798 shares (.11%) of the Common Capital Stock of the Company.

    Stallings Lipford (63) is Chairman and Chief Executive Officer of both the Company and First Citizens National Bank (the principal subsidiary of the Company). Mr. Lipford also served as President of the Company and the Bank until April, 1992. He was initially elected to the Board in 1960 and has served since that time. He is a member of the Executive and Investment Committees. He owns beneficially 16,880 shares (2.39%) of Common Capital Stock of the Company.

    H.P. Tigrett, Jr. (82) retired, Tigrett & Shibley Insurance, Newbern, Tennessee, an independent insuror. He was first elected to the Board in 1969. Mr. Tigrett owns 1,812 shares (.25%) of Common Capital Stock of the Company.


              CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1996


    J. Walter Bradshaw (32) is Vice President and Director of Bradshaw & Co. Insurors, an independent insurance agency. Mr. Bradshaw was appointed to the Board in July, 1993, to serve the remainder of the unexpired term of Director Sam Bradshaw, Jr. Mr. Bradshaw beneficially owns 5,376 shares (.76%) of Common Capital Stock of the Company.

    James H. Carver (53) retired in 1993 from Colonial Rubber Works, Inc., a company engaged in the manufacture of rubber and plastic compounds. Mr. Carver had served Colonial Rubber as Chairman of the Board since January 1, 1988. He was appointed to the Board in February, 1992 and beneficially owns 1,650 shares (.23%) of Common Capital Stock of the Company.

    L.D. Pennington (65) is Chairman of the Board and Director of Forcum-Lannom Associates, Inc., a company of contractors, engineers and developers. Mr. Pennington served as President and Chief Executive Officer of the company until 1993. He was elected to the Board in 1989 and serves on the Executive, Investment and Trust Committees. Mr. Pennington owns beneficially 2,323 shares (.33%) of Common Capital Stock of the Company.

     Dwight Steven Williams (38) is Business Manager, Funeral Director and Embalmer of Johnson Funeral Home. He was appointed to serve as Director of First Citizens Bancshares, Inc. on January 16, 1991 and serves on the Trust Committee. Mr. Williams beneficially owns 301 (.04%) shares of Common Capital Stock of the Company.

    Katie S. Winchester (53) is President of First Citizens Bancshares, Inc. and President and Chief Administrative Officer of First Citizens National Bank (the principal subsidiary of the Company). Ms. Winchester was appointed by the Board of Directors to the position of President of the bank and the Company in April, 1992. Previous to the appointment, she served the company as Vice President and Secretary and the Bank as Executive Vice President and Chief Administrative Officer. Ms. Winchester was initially elected to the Board in 1990 and serves on the Investment,
Executive, Community Reinvestment Act, and Trust Committees.   She owns
beneficially 5,155 shares (.73%) of Common Capital Stock of the company.

    Billy S. Yates (68) is President of General Appliance and Furniture Company, a retail furniture and appliance outlet. Mr. Yates was initially elected to the Board in 1973 and serves on the Investment and Executive Committees. He beneficially owns 3,196 shares (.45%) of Common Capital Stock of the Company.

                DESCRIPTION OF THE BOARD AND ITS COMMITTEES

     Each Director of First Citizens Bancshares, Inc. also serves as a Director of First Citizens National Bank. The Board of Bancshares met eight times during 1993 and the Board of the Bank held twelve meetings. There were no incumbent Directors attending fewer than 75% of the aggregate of Board and Committee meetings. There are no family relationships between Directors, Officers or Officers and Directors.

    There were no transactions entered into between First Citizens National Bank or First Citizens Bancshares, Inc., and Directors, Nominees for Directors and/or Executive Officers of either the Bank or Bancshares in which the charges involved exceeded $60,000 unless such transactions were accomplished on the basis of competitive bidding or were considered to be in the ordinary course of business.

    The Holding Company has no specific committees. However, the Holding Company's principal subsidiary, First Citizens National Bank, has various committees that serve the Bank.

    The Executive Committee is appointed by the Board to act on it's behalf when the Board is unable to act as a whole. It is the responsibility of the Executive Committee to review certain loan applications in accordance with Loan Policy; to make recommendations to the Board on issues affecting the operations of the Bank and to counsel management on matters presented for committee consideration. The Executive Committee acts as a nominating committee by considering the performance of incumbent directors and officers and by recommending nominations for re-election. When acting as the compensation committee, the Executive Committee reviews and approves salaries of senior management and recommends to the Board compensation for service on the Board and Board Committees. The Executive Committee also serves as the Investment Committee. The committee meets at such times as meetings are called. Forty-two meetings were held in 1993.

    The Audit Committee reviews results of audits performed by the Bank's Internal Auditor and makes a determination as to the adequacy of such audits. Further, this committee determines the need and frequency for external audits, reviews engagement letters to determine the overall effectiveness of proposed audits, and reviews the results of any audit upon completion. Based on results of these audits, this committee determines the adequacy of existing internal controls and reports their findings to the full Board. The Audit Committee held four meetings during 1993.

    The Trust Committee is composed of four Directors and two Trust Officers. It is the responsibility of this committee to work with the Trust Officers and staff to formulate policies and procedures relative to the administering of fiduciary powers; to accept or reject all executorships, trusteeships, and other fiduciary relationships of the bank; and to invest, retain, or dispose of funds that are in the possession of the Trust Department. Thirteen Trust Committee meetings were held during the year ending December 31, 1993.

    The Investment Committee consists of six members appointed by the Board, and the Bank's Investment Officer. It is the responsibility of this committee to set and monitor investment activity guidelines. Three meetings were held during 1993.

     The Community Reinvestment Act Committee was established within the Community Reinvestment Act Program. It is the responsibility of this Committee to develop, review, and implement ongoing CRA projects. The CRA Committee consists of four directors and a cross section of managers from various departments within the bank. Two Community Reinvestment Act Committee meetings were held throughout 1993.

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

             COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    Director Fees are established by the Board on an annual basis. Fees for 1993 were set at $500.00 per meeting for each Director and advanced on a per meeting attended basis. Additional amounts are paid for service on various committees as follows (annually): Executive/Investment Committee $7,500.00, Audit Committee $3,600.00, Trust Committee $4,500.00 and CRA Committee $4,500.00. Executive Officers who are also Directors receive no additional compensation for service on a Board Committee.

     The following table discloses individually Executive Officers of the Holding Company and its subsidiaries who received direct annual remuneration in excess of $100,000.00. As the Holding Company pays no salaries, this information relates to all compensation paid by First Citizens National Bank. The following tabulation is for the period ending December 31, 1993.

                           SUMMARY COMPENSATION TABLE
                                                      Long Term Compensation
                   Annual Compensation              Awards              Payouts
(a)        (b)      (c)       (d)       (e)        (f)        (g)      (h)    (i)
                                       Other     Res-                         All
Name                                   Annual    tricted                     Other
and                                    Compen-    Stock               LTIP  Compen-
Principal                              sation    Award(s)  Options/ Payouts sation
Position   Year  Salary($)  Bonus($)    ($)        ($)     SARs (#)   ($)    ($)

Stallings  1993  128,262.38 36,225.07  17,143.28   -0-      -0-       -0-  69,399.97
Lipford              (1)                  (2)                                 (3)
Chairman of
Board of
Directors
& CEO


Katie      1993  100,252.74 27,562.39  13,336.60                              867.00
Winchester          (1)                   (2)                                  (3)
President,
CAO, &
Director

(1) Salaries reported includes Director Fees of $6,000.00 paid to each Executive for service on the Board of Directors.

(2)  Contributions made by the Bank to Employee Stock Ownership Plan.

(3)  Economic Benefit of Life Insurance Policy.

                            COMPENSATION PLANS

Incentive Compensation Plan

     An Employee Incentive Plan was adopted by the Company on December 16, 1992, effective January 1, 1993. Executive participants of the Plan include the Chief Executive Officer and President of First Citizens National Bank (the Bank) and First Citizens Bancshares, Inc. (the Company). Bonuses paid to Executives included in this Plan are based on the overall performance of the Bank. Participants are eligible to receive an annual bonus equal to 20%, 25% or 30% of their base salary equivalent to the Company's return on assets at .85% to 1.00%, 1.00% to 1.15% and 1.15% and above respectively. Executive bonuses paid in 1993 were 30% of the Executive base salary based on a pre-bonus return on assets of 1.24%.

Employee Stock Ownership Plan

     Effective December 31, 1984 the Board of Directors of the Bank approved a resolution establishing the First Citizens National Bank Employee Stock Ownership Plan and Trust, designed to invest primarily in Holding Company Stock. Of the eighteen Directors, two of which are Executive Officers of the Bank Holding Company, two were Plan participants receiving a distribution. Benefits accruing to the accounts of individuals named in the Summary Compensation Table for the plan year ending December 31, 1993 totaled $30,479.88. The distribution and vesting of the amount allocated is not subject to future events.

    Administration of the Plan is the responsibility of an administrative committee as directed by the Board of First Citizens National Bank. Any employee who has completed one (1) year of service (1,000 hours) and who has reached the age of 21 shall be eligible to participate. Distribution of benefits can be made in stock, cash or a combination of the two, per the requirements of TRA of 1986. Benefits are payable as a single distribution or equal annual installments at normal retirement date, coinciding with or following the participant's 65th birthday.

    Also included in the Plan are provisions for distribution of benefits to the participant or designated beneficiary upon early retirement, becoming totally and permanently disabled, or upon the death of the participant. Allocations of stock to the account of each participant will be based on the ratio of his/her compensation to all participant's compensation for the plan year. Total contributions to the plan for the year ending December 31, 1993 were approximately $337,500.00.

Executive Employment Agreements

     Executive Employment Agreements were entered into in April, 1993 by and between First Citizens National Bank (the "Bank"), First Citizens Bancshares, Inc. (the "Company") and Stallings Lipford, Katie S. Winchester, Ralph E. Henson and H. Hughes Clardy, Executive Officers of the First Citizens Bancshares, Inc. (the "Company"). The Agreements provide for terms of employment and compensation and benefits in the event of termination by "action of the Company" or "change in control". A "change in control", as defined in the Agreement, is deemed to occur if any person, firm or corporation shall obtain "control" of the Company through the acquisition, directly or indirectly, by any person or group of persons of shares in the Bank or Bancshares, which, when added to any other shares, the beneficial ownership of which is held by such acquirer(s), shall result in ownership by any person(s) of ten percent (10%) of such stock or which would require prior notification under any federal or state banking law or regulation; or the occurence of any merger, consolidation or reorganization of the Bank to which the Bank or Bancshares is not a surviving entity, or the sale of all or substantially all of the assets of the Bank or Bancshares.

     In the event of the officer's termination caused by "action of the Company" not for cause of a "change in control" or in the event the officer's termination is caused by a "change in control", the officer shall be entitled to receive severance pay within 30 days following the date of termination, an amount equal to two times the compensation paid in the preceding calendar year, or scheduled to be paid to the Executive during the year of the notice of termination, whichever is greater, plus an additional amount sufficient to pay United States income tax on the lump sum amount so paid. Executive officers terminated for failure to satisfactorily perform his/her regular duties will receive no severance pay.

Executive Management Life Insurance Plans

     Executive Management Life Insurance Plans were provided for in Executive Employment Agreements adopted by the Company in April, 1993. A Collateral Assignment Split Dollar Life Insurance Plan was provided for the President and two other Executive Officers of the Company in which the Company agreed to pay life insurance premiums not to exceed $12,500.00 per year. The Company's obligation to pay this premium shall cease upon termination of the Executive's employment. The Executive agreed to repay the Company the full amount of premiums paid by the Company when employment is terminated. Repayment of premiums under any circumstances cannot exceed the cash value of the policy. Premiums paid in 1993 for Collateral Assignment Split Dollar Life Insurance for Executive Officers totaled $12,500.00 for the President and $10,000.00 for other Executive Officers.

     The Company has provided and paid premium payments on a whole life insurance policy on the life of the Chief Executive Officer since December, 1984. As an additional employee benefit, the Company has agreed to continue to pay premiums not to exceed $10,000.00 per year on the existing life insurance policy in the amount of $250,000.00. Ownership of the whole life policy including current cash value was transferred from the Company to the Chief Executive Officer upon execution of the Employment Agreement.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Certain of the officers, directors, and principal shareholders of the Holding Company (and their associates) have deposit accounts and other transactions with First Citizens National Bank, including loans in the ordinary course of business. An Associate includes a corporation or other entity of which an officer or director of the Company is an officer, partner, or 10% shareholder; any Trust or Estate of which he is a Trustee, Executor or significant beneficiary; or any relative or spouse or spouse's relative who lives in his home.

    Banking transactions in the ordinary course of business with directors, officers, principal stockholders, and their associates are on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Loans to directors, officers and principal shareholders, and their associates, are made on the same terms and conditions afforded other borrowers with similar credit standing who are not associated with the Bank. These loans generally do not represent unfavorable features or more than a normal risk of collectability. The largest aggregate amount of debt outstanding both direct and indirect, during the twelve month period ending December 31, 1993 was $2,846,926.20 as of September 30, 1993. The amount outstanding as of December 31, 1993 was $2,796,469.60 at an average interest rate of 9.34%. The debt was incurred over a period of time and served to finance business ventures and purchase Real Estate. As of December 31, 1992, $2,708,213.04 was loaned at an average interest rate of 9.22%. Changes in holdings of securities by insiders were reported to the Securities and Exchange Commission on a timely basis with exception to one Form 4 filing.
A Director of Bancshares purchased seventy-two (72) shares of common stock on October 8, 1993 that was not reported until December 7, 1993. Changes in beneficial ownership of securities must be filed with the SEC on or before the 10th day after the end of the month in which any change occurred.

    On December 31, 1993, the Holding Company, through its only subsidiary, First Citizens National Bank, had an aggregate net loan total of $149,322,000.00. Loans to Executive Officers and Directors of the Holding Company comprised 1.91% of this total. No Director or Officer of First Citizens National Bank or First Citizens Bancshares, Inc. is directly indebted to the Holding Company.

                           AMENDMENT OF CHARTER

     The Board of Directors of the Company recommends two amendments to Section 6 of the Charter of the Company as discussed below. The proposed amendments must be approved by the holders of a majority of the common stock of the Company.

     The proposed amendments to Section 6 of the Charter would (1) increase from 750,000 to 2,000,000 the number of shares of common stock the Corporation is authorized to issue, and (2) change the par value of a share of common stock from $10.00 per share to $1.00 per share.

     The holders of the Company's common stock will vote on amending
Section 6 of the Charter to read as follows:

     The maximum number of shares which the corporation shall have the authority to issue is Two Million (2,000,000) shares, each of which shall have a par value of One Dollar ($1.00).

     The holders of common stock are entitled to one vote per share. The holders of common stock do not have preemptive rights to purchase any securities subsequently issued by the Company pursuant to a provision in the Charter. The holders of common stock are entitled to receive dividends as may be declared by the Board of Directors of the Company with a respect to the common stock out of funds legally available therefor. In the event of liquidation, dissolution or winding-up of the affairs of the Company, the holders of outstanding shares of common stock will be entitled to share pro rata according to their respective interests in the Company's assets and funds remaining after payment or provision for payment of all debts and other liabilities of the Company.

     The proposed increase in the number of shares of common stock that the Company is authorized to issue from 750,000 to 2,000,000 is intended to allow the Company greater flexibility with respect to its capitalization and the number of shares from time to time outstanding. The Board of Directors will have discretion in regard to the issuance of the additional authorized shares, subject to applicable laws and regulations that may require shareholder vote. The Company does not currently have any plans to issue the authorized shares, but the Company will have the flexibility to issue such shares for sale or in an exchange transaction in connection with a merger or acquisition or for other appropriate corporate purposes, and management has expressed interest in an acquisition to another banking institution that might involve the issuance of the Company's stock. If additional shares are issued, the general effect upon the rights of existing security holders will be to reduce their percentage of ownership, and depending upon the consideration received for any additional shares issued, may increase or decrease the value of the outstanding shares.

     The reduction in par value has no effect on the value of the common stock.

     The Company's Charter and Bylaws contain certain anti-takeover features. Section 9 of the Company's Charter requires the affirmative vote of at least 80% of the outstanding voting stock in order to authorize a merger or consolidation with, or a sale, exchange or lease of all or substantially all the assets of the Company to any person or entity. Tennessee law requires the affirmative vote of two-thirds of a business corporation's outstanding voting stock to approve such a transaction unless greater voting requirements are required by the Charter. Section 9 of the Charter has the effect of making it more difficult to approve a transaction because the provision requires the affirmative vote of 80% of the outstanding stock of the Company. Accordingly, any stockholder or group of stockholders having a substantial minority interest might have a veto power over such a transaction. Section 9 is operative only if the transaction being proposed to stockholders is not supported by management and recommended by the Board. Consistent with Tennessee law, Section 9 also requires a vote of 80% of the outstanding voting stock to amend or repeal the provision in order to prevent its circumvention by amendment or appeal.

     The Company's Bylaws contain certain provisions which become operative if the Company should become the subject of a tender offer, exchange offer or other takeover attempt. Article II, Section 9 of the Bylaws explicitly requires the Board of Directors to consider all factors it deems relevant in evaluating any proposed tender offer or exchange offer for the Company's stock, any proposed merger or consolidation of the Company into another corporation and any proposal to purchase or otherwise acquire all the assets of the Company. This provision requires the Board to evaluate whether the proposal is in the best interests of the Company by considering the best interests of the stockholders and other factors as it deems to be relevant, including the social, legal and economic effects on employees, customers and the communities served by the Company and its subsidiary or subsidiaries. In evaluating the best interests of stockholders, this provision requires the Board to evaluate the consideration being offered in relation to the then current market value of the Company, the then current market value of the Company in a freely negotiated transaction, and the Board's then estimate of the future value of the Company as an independent entity.

     These provisions in the Charter and Bylaws could have the effect of reducing the attractiveness of the Company to persons who might wish to make a tender offer, exchange offer or other takeover bid for the Company's common stock, thereby reducing the possibility that existing stockholders might be offered premiums over the market value of their stock, a situation often associated with takeover bids. The provisions may have the overall effect of rendering more difficult the accomplishment of mergers or the assumption of control of the Company, and thus make the removal of management more difficult. These provisions could make the accomplishment of a future transaction more difficult even if it is favorable to the interests of the shareholders. At the present time, management of the Company has no knowledge of and no reason to believe that any person or entity is considering an offer of the type which would be affected by either or both of these provisions.

                  RELATIONSHIP WITH INDEPENDENT AUDITORS

     The firm of Carmichael, Enoch & Associates served Bancshares and First Citizens as auditors for the year ending December 31, 1993. The Board is proposing that this firm serve as auditors for the current year. They have no direct financial interest or material indirect financial interest in the company. Audit services provided by the auditors for the year ending December 31, 1993, consisted of (but not limited to) examination of the financial statements of both the Bank and the Holding Company and reporting on such statements. A representative of Carmichael, Enoch and Associates will be in attendance at the Annual Shareholders Meeting to answer questions and offer comments regarding their audit.

                       PROPOSALS BY SECURITY HOLDERS

     Shareholder proposals intended to be presented in the Proxy materials to be mailed in 1995 other than nominees to be proposed for election to the Board of Directors must be submitted by certified or registered mail to Judy Long, Secretary First Citizens Bancshares, Inc., P.O. Box 370, Dyersburg, TN 38025-0370, no later than December 1, 1994. Nominees to be proposed for election to the Board of Directors of the Corporation, other than nominations made by the existing Board of Directors, must be delivered in writing to the Secretary of the Corporation and received no later than ninety (90) days prior to the month and day that the proxy materials regarding the last election of Directors to the Board of the Corporation were mailed to Shareholders.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business other than that set forth herein to be transacted at the meeting; but, if other matters requiring a vote of shareholders arise, the persons designated as proxies will vote their judgment on such matters. If a shareholder specifies a different choice on the Proxy, his/her shares of Common Stock will be voted in accordance with the specifications so made.

    A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1993, accompanies this report. A copy of the 10-K report to the Securities and Exchange Commission for the year ended December 31, 1993 will be furnished any shareholder requesting such a copy free of cost. Request should be in writing to Judy Long, Secretary, First Citizens Bancshares, Inc., P.O. Box 370, Dyersburg, TN 38025-0370.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      Judy Long
                                      Secretary



Dyersburg, TN
March 9, 1994

                      FIRST CITIZENS BANCSHARES, INC.
                           First Citizens Place
                      Dyersburg, Tennessee 38025-0370

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a shareholder of First Citizens Bancshares, Inc., hereby appoints P. H. White, Jr., and John E. Heckethorn, and each of them severally, proxies of the undersigned, with full power of substitution, to vote the shares of Capital Stock of First Citizens Bancshares, Inc. standing in the name of the undersigned on February 28, 1994, at the Annual Meeting of Shareholders to be held in the Annex of First Citizens National Bank, on Wednesday, April 20, 1994, at 10:00 A.M., and at all adjournments thereof:

     (1)  Election of Directors

            For all nominees listed below        Withhold Authority to vote
                                                 for all nominees listed
                                                 below

  INSTRUCTIONS:  YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE LISTED
                 BELOW BY LINING THROUGH OR STRIKING OUT SUCH INDIVIDUAL'S
                 NAME

             NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 1997

          Eddie Eugene Anderson, E. H. Lannom, Jr., Milton E. Magee, Mary
          F. McCauley, G. W. Smitheal, III, P. H. White, Jr.

     (2) To consider and vote upon amendments to the Company's Charter (i) to increase the authorized shares of common stock to 2,000,000 shares, and (ii) to amend the par value of each share of common stock to $1.00 per share.

             FOR               AGAINST               ABSTAIN


     (3) Approval of Carmichael, Enoch and Associates as auditor for the year ending December 31, 1994.

             FOR               AGAINST                ABSTAIN


     (4) To transact other business as may properly come before the meeting or any adjournments thereof

             FOR               AGAINST                ABSTAIN


     This proxy confers authority to vote "For" the propositions listed unless "Against" or "Abstain" is indicated. If no direction is given, this proxy will be voted for the election of all nominees named and for approval of Carmichael, Enoch and Associates as auditors for the current year.

Please sign exactly as name appears below.

When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please sign full title. If more than one trustee, all should sign.

Dated March 18, 1994

                                 Signature



                                 Signature if jointly held

                             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                               CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                                SIGNATURES

     I certify that the statements made in this statement are true, complete, and correct to the best of my knowledge and belief.




                                       First Citizens Bancshares, Inc.
                                              (Registrant)



Date:  March 9, 1994                   Stallings Lipford
                                       Stallings Lipford, Chairman & CEO